EXHIBIT 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-90970, No. 333-13509, No. 333-13511, No. 333-13599 and No. 333-100263) of Universal Stainless & Alloy Products, Inc. of our report dated February 24, 2006 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ Schneider Downs & Co., Inc.
Schneider Downs & Co., Inc.
Pittsburgh, Pennsylvania
March 30, 2006